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                                 INDEMNITY AGREEMENT

     This Agreement is made as of the _________________________, by and between The Titan Corporation, a Delaware corporation (the "Corporation"), and ______________________________ ("Indemnitee"), with reference to the following facts:

          Indemnitee is currently serving as a director and/or officer of the Corporation and/or one of its Subsidiaries (which term shall mean any entity of which at least 50% of the voting stock is owned by the Corporation or another such Subsidiary of the Corporation) and the Corporation wishes Indemnitee to continue in such capacity. Indemnitee is willing, under certain circumstances, to continue in such capacity.

     In order to induce Indemnitee to continue to serve as a director and/or officer of the Corporation and/or one of its Subsidiaries, and in consideration of his continued service, the Corporation hereby agrees to indemnify Indemnitee as follows:

          1. The Corporation will pay on behalf of Indemnitee and his executors, administrations, or assigns, any amount which he is, or becomes, legally obligated to pay because of any claim or claims made against him because of any past, present or future act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he may commit or suffer while he was, is or may hereafter be acting in his capacity as a director and/or officer of the Corporation and/or one of its Subsidiaries and solely because of his being a director and/or officer. The payments which the Corporation will be obligated to make hereunder shall include, INTER ALIA, damages, judgments, settlements and costs, cost of investigation (excluding salaries of officers or employees of the Corporation) and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds; provided however, that the Corporation shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited by applicable law from paying as indemnity or for any other reason.

          2. If a claim under this agreement is not paid by the Corporation, or on its behalf, within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if

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     successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

          3. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

          4. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:

          (a) for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except with respect to any excess beyond the amount of payment under such insurance;

          (b) for which Indemnitee is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of this Agreement;

          (c) for which Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (d) based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

          (e) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

          (f) brought about or contributed to by the dishonesty of Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and
     (iii) which acts were material to the cause of action so adjudicated.

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     5.   The maximum aggregate amount of indemnity payable by the Corporation hereunder to Indemnitee is $20,000,000.

     6. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

     7. Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to 3033 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to Indemnitee); notice shall be deemed received if sent by prepaid mail, properly addressed, the date of such notice being the date postmarked. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     8. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     9. Nothing herein shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, or under Delaware law.

     10. This Agreement shall be governed by and construed in accordance with Delaware law.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and signed as of the day and year first above written.

THE TITAN CORPORATION                   INDEMNITEE



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